                                                                    Exhibit 3.1


                             CERTIFICATE OF INCORPORATION
                                          OF
                           DELPHI INFORMATION SYSTEMS, INC.


                                          I

                        The name of this Corporation shall be:

                           DELPHI INFORMATION SYSTEMS, INC.

                                          II

     The address of the registered office of the Corporation in the State of Delaware is 100 West Tenth Street in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

                                         III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                          IV

     The Corporation is authorized to issue two classes of stock designated "Preferred Stock" and "Common Stock," respectively. The total number of shares of Preferred Stock authorized to be issued is two million (2,000,000) and each such share shall have a par value of ten cents ($.10). The total number of shares of common stock authorized to be issued is twelve million (12,000,000) and each such share shall have a par value of ten cents ($.10).

     The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of the shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     Subject to conversion or exchange as provided below, ten million (10,000,000) shares of the common stock authorized above are designated "Common Stock," two hundred twenty thousand (220,000) shares of the common stock authorized above are designated "Series A Common Stock" and one million seven hundred eighty thousand (1,780,000) shares of the common stock authorized above are designated "Series B Common Stock."

     The relative rights, preferences, powers, qualifications, limitations and restrictions granted to or imposed upon the Series A Common Stock or the holders thereof are as follows:

     1.   DIVIDENDS.

          When and as dividends or distributions are declared on the Common Stock of the Corporation, whether payable in cash, in property or in securities of the Corporation, or in subscription or other rights to acquire securities of the Corporation, the holders of the Series A Common Stock shall be entitled to and shall receive equally, share for share, such dividends or distributions.

     2.   LIQUIDATION PREFERENCE.

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Common Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership thereof, an amount equal to $11.00 for each share of Series A Common Stock then held by them plus any declared and unpaid dividends, and no more. If upon the occurrence of such event the assets and funds thus distributed among the holders of the Series A Common Stock and those distributed to holders of shares of any class or series of stock of the Corporation which ranks equal to the Series A Common Stock in liquidation preference ("Parity Stock") shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount and the payment of the preferential amount of Parity Stock, then the entire assets of the Corporation legally available for distribution shall be distributed among the holders of the Series A Common Stock and the holders of the Parity Stock in proportion to the shares of all such stock then held by them.

          (b) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed to be liquidation, dissolution or winding up within the meaning of this Section 2.

     3.   VOTING RIGHTS.

          Each holder of the Series A Common Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such Series A Common Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock. Except as provided in the last sentence of this Section 3, the holders of the Series A Common Stock and the Common Stock shall vote together and not as separate classes. The holders of the Series A Common Stock shall be entitled to notice of any shareholders' meeting in accordance with law. Fractional voting shall not, however, be permitted and any fractional voting rights resulting from the above formula shall be rounded to the nearest whole number (with one-half being rounded upward). The Corporation shall not amend its Certificate of Incorporation without the approval, by vote or written consent, of the holders of at least one-half (1/2) of the outstanding shares of Series A Common Stock if such amendment would change any of the rights, preferences, powers, qualifications, limitations or restrictions provided for herein for the benefit of any of the shares of Series A Common Stock.

     4.   CONVERSION.

          The holders of the Series A Common Stock shall have conversion rights as follows (the "Conversion Rights")

          (a)  RIGHT TO CONVERT.

               (i) Each share of Series A Common Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the headquarters office of the Corporation or any transfer agent for the Series A Common Stock, into fully paid and nonassessable shares of Common Stock at the Conversion Rate (as hereinafter defined) in effect at the time of conversion as provided herein.

               (ii) The Series A Common Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Rate immediately upon any of the following events:

                    (A) The effectiveness of a registration statement under the Securities Act of 1933, as amended,covering the offer and sale of any of the Corporation's securities (as that term is defined under the Securities Act of 1933, as then in effect);

                    (B) The affirmative vote or written consent of the holders of at least two-thirds (2/3) of the outstanding shares of Series A Common Stock in favor of such an automatic conversion; and

                    (C) The affirmative vote of a majority of the members of the Board of Directors that the Corporation agree to consolidate or merge with or into another named corporation or corporations in a third-party arm's-length transaction; or sell all or substantially all of the assets of the Corporation to a named corporation or corporations in a third-party arm's-length transaction; provided, however, that if such consolidation, merger or sale is not consummated within 180 days of such affirmative vote, the conversion of the Series A Common Stock shall be null and void and the shares of Common Stock into which the Series A Common Stock had been converted shall automatically be reconverted into shares of Series A Common Stock on the 181st day after such affirmative vote.

               (iii) The automatic conversion of Series A Common Stock into shares of Common Stock pursuant to Section 4(a)(ii) shall be effected by the surrender of the certificates representing the shares to be converted at the headquarters office of the Corporation or any transfer agent for the Series A Common Stock, in such form and accompanied by such notice, affidavits, and other documents, if any, as may be necessary to comply with the laws of the State of Delaware and any other applicable law, and upon such surrender the record holder of such shares, or such other person as the record holder shall name, shall be entitled to become, and shall be registered in the original stock ledger of the Corporation as, the record holder of the number of shares of Common Stock issuable upon such conversion, and the Series A Common Stock shall be converted into fully paid and nonassessable Common Stock at the Conversion Rate in effect at the time of conversion as provided herein, and thereupon there shall be issued and delivered to such record holder or other named person, as the case may be, promptly at such office or designated place, a certificate or certificates for such number of shares of Common Stock.

               (iv) No fractional shares of Common Stock shall be issued upon conversion of Series A Common Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value for one share of the Corporation's Common Stock on the date of conversion, as determined in good faith by the Board of Directors of the Corporation.

          (b) MECHANICS OF CONVERSION. Before any holder of Series A Common Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Common Stock, and shall give written notice to the Corporation at such office of the election to convert the same, and stating therein the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Common Stock or to such holder's nominee or nominees a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Common Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (c) CONVERSION RATE AND PRICE. The Series A Common Stock shall be convertible into the number of shares of Common Stock (the "Conversion Rate") which results from dividing the Conversion Price per share in effect at the time of conversion into $11.00 for each share of Series A Common Stock being converted; the initial Conversion Price per share for the Series A Common Stock shall be $11.00. The Conversion Price shall be subject to adjustment as hereinafter provided.

          (d) ADJUSTMENT FOR COMBINATIONS OR CONSOLIDATIONS OF COMMON STOCK. In the event the Corporation, at any time or from time to time after the original issue date of the Series A Common Stock (hereinafter referred to as the "Original

Issue Date"), effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares, then and in each such event the Conversion Price shall be decreased or increased, respectively, proportionately.

          (e) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment to such number) of Common Stock issuable in payment of such dividend or distribution shall be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price by a fraction,

               (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

               (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 4(e) as of the time of actual payment of such dividends or distributions.

          (f) ADJUSTMENTS FOR RECLASSIFICATIONS AND FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time or from time to time after the Original Issue Date shall effect a reclassification of its Common Stock (other than one resulting in the issue of additional shares of Common Stock) or shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution to its stockholders payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series A Common Stock shall receive, upon conversion thereof, the securities of the Corporation which they would have received had their Series A Common Stock been converted into Common Stock on the date of such event.

          (g) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and shall prepare and furnish to each holder of Series A Common Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of holders of at least two-thirds (2/3) of the outstanding shares of Series A Common Stock, furnish or cause to be furnished to all holder of Series A Common Stock a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Common Stock.

          (h) NOTICES OF RECORD DATE. In the event of any setting by the Corporation of a record date for determining the holders of any class of securities who are entitled to receive any dividend (other than a cash dividend) or other distribution or any right to subscribe for, purchase or acquire any shares of stock or other securities of the Corporation, the Corporation shall mail to each holder of Series A Common Stock at least twenty (20) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right.

          (i) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Common Stock pursuant hereto.

          (j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Common Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the Conversion of all outstanding shares of the Series A Common Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (k) NOTICES. Any notice required by the provisions of this Section 4 to be given to the holders of shares of the Series A Common Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

     The shares of Series B Common Stock may be issued from time to time in one or more subseries. The Board of Directors is hereby authorized, by filing a certificate or certificates pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such subseries and to fix the powers, preferences and rights of the shares of each subseries of Series B Common Stock and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of each subseries of Series B Common Stock.

                                          V

     The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.

     The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

                                          VI

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

                                         VII

     Election of directors at an annual or special meeting of shareholders need not be by written ballot.

                                         VIII

     Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the General Corporation Law of Delaware (or its successor statute as in effect from time to time hereunder), then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

                                          IX

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                          X

     The name and mailing address of the incorporator of the Corporation is:

                           Mr. Richard R. Janssen
                           c/o Alan J. Barton, Esq.
                           Paul, Hastings, Janofsky & Walker
                           1299 Ocean Avenue, Fifth Floor
                           Santa Monica, California 90401

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware and in pursuance of the General Corporation Law of Delaware, does make and file this Certificate, hereby declaring and certifying that it is his act and deed and that the facts herein stated are true, and accordingly has hereunto set his hand this 17th day of August, 1983.



                               /s/ Richard R. Janssen
                           --------------------------------
                           Richard R. Janssen, Incorporator

                               CERTIFICATE OF AMENDMENT

                                          TO

                             CERTIFICATE OF INCORPORATION

                                          OF

                           DELPHI INFORMATION SYSTEMS, INC.



     DELPHI INFORMATION SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST:    That the Board of Directors of said Corporation, at a meeting duly held on June 30, 1986, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation as follows:

     RESOLVED, that, subject to stockholder approval at the Annual Meeting, the Certificate of Incorporation of this Corporation be amended by adding an Article XI thereto which shall be and read as follows:

                                      ARTICLE XI

          A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this sentence shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders,
          (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derives an improper personal benefit. This Article XI shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this Article XI becomes effective."


     SECOND: That the aforementioned amendment was duly adopted by the vote of a majority of the outstanding stock of the Corporation entitled to vote thereon in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said DELPHI INFORMATION SYSTEMS, INC. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Walter F.

Bauer, its Chairman of the Board, and Michael E. McConnell, its Secretary, on this 24th day of October, 1986.

                          DELPHI INFORMATION SYSTEMS, INC.



                          By /s/ Walter F. Bauer
                            -------------------------------
                               Walter F. Bauer,
                               Chairman of the Board

   ATTEST:



   /s/ Michael E. McConnell
   -------------------------------
   Michael E. McConnell, Secretary


   (Corporate Seal)

                               CERTIFICATE OF OWNERSHIP

                                       MERGING

                                 DELPHI SYSTEMS, INC.
                                         and
                           DELPHI PERSONNEL SERVICES, INC.

                                         into

                           DELPHI INFORMATION SYSTEMS, INC.

                           (Pursuant to Section 253 of the
                         General Corporation Law of Delaware)

     Delphi Information Systems, Inc., a corporation incorporated on the 22nd day of August, 1983, pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify that this corporation owns all the capital stock of Delphi Systems, Inc., a corporation incorporated under the laws of the State of California, and Delphi Personnel Services, Inc., a corporation incorporated under the laws of the State of California, and that this corporation, by a resolution of its board of directors duly adopted by unanimous written consent effective as of April 23, 1987, determined to and did merge into itself said Delphi Systems, Inc. and Delphi Personnel Services, Inc., which resolution is in the following words, to wit:

          WHEREAS this corporation lawfully owns all the outstanding stock of Delphi Systems, Inc., a corporation organized and existing under the laws of California, and Delphi Personnel Services, Inc., a corporation organized and existing under the laws of California, and

          WHEREAS this corporation desires to merge into itself the said Delphi Systems, Inc. and Delphi Personnel Services, Inc. and to be possessed of all the estate, property, rights, privileges and franchises of said corporations.

          NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself, and it does hereby merge into itself said Delphi Systems, Inc. and Delphi Personnel Services, Inc. and assumes all of their liabilities and obligations; and

          FURTHER RESOLVED, that the Chairman of the Board or the President or a Vice President, and the Secretary or Treasurer of this corporation be and they hereby are directed to make and execute, under the corporate seal of this corporation, a certificate of ownership setting forth a copy of the resolution, to merge said Delphi Systems, Inc. and Delphi Personnel Services, Inc. and assume their liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of the State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

          FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

          IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its Chairman of the Board and attested by its secretary, and its corporate seal to be affixed, the 30th day of April, 1987.

                               DELPHI INFORMATION SYSTEMS, INC.



                               By:/s/ Walter F. Bauer
                                  ------------------------------
                                    Walter F. Bauer, Chairman


   ATTEST:



   /s/ M.E. McConnell
   --------------------------------
   Secretary

   (Seal)

                               CERTIFICATE OF AMENDMENT
                                          OF
                             CERTIFICATE OF INCORPORATION

     DELPHI INFORMATION SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware, does hereby certify:

     First: That at a meeting of the board of directors of DELPHI INFORMATION SYSTEMS, INC., resolutions were duly adopted setting forth a proposed amendment to the certificate of incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          Resolved, that Article IV of the Certificate of Incorporation of this corporation be amended in its entirety to read as follows:

               The Corporation is authorized to issue two classes of stock designated "Preferred Stock" and "Common Stock," respectively. The total number of shares of Preferred Stock authorized to be issued is two million (2,000,000) and each such share shall have a par value of ten cents ($.10). The total number of shares of Common Stock authorized to be issued is twelve million (12,000,000) and each such share shall have a par value of ten cents ($.10). The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of the shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     Second: That thereafter, pursuant to resolution of its board of directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the state of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the state of Delaware.

     Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     In witness whereof, said Corporation has caused this certificate to be signed by Walter F. Bauer, its Chairman of the Board, and M.E. McConnell, its secretary, this 28th day of May, 1987.

                               DELPHI INFORMATION SYSTEMS, INC.



                               By:/s/ Walter F. Bauer
                               ---------------------------------
                                    Walter F. Bauer Chairman


   ATTEST:

   By:/s/ M.E. McConnell
      -------------------------------
   M.E. McConnell
   Secretary

                               CERTIFICATE OF AMENDMENT
                                          OF
                             CERTIFICATE OF INCORPORATION
                                          OF
                           DELPHI INFORMATION SYSTEMS, INC.

     Delphi Information Systems, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL") does hereby certify:

     FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth the following amendment to the Certificate of Incorporation of the Corporation (the "Amendment"), declaring the Amendment to be advisable and calling for the submission of the proposed Amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

     RESOLVED, that, subject to Stockholder approval at the Special Meeting, the
Article IV Certificate of Incorporation of this Corporation be amended and restated to read in its entirety as follows:

          Effective immediately upon the filing of this Amendment to the Certificate of Incorporation in the office of the Secretary of State of the State of Delaware, the outstanding shares of Common Stock shall be and hereby are combined and reclassified as follows: each share of Common Stock shall be reclassified as and converted into one-fifth of a share of Common Stock; provided, however, that fractional shares of Common Stock will not be issued in connection with such combination and reclassification, and each holder of a fractional share of Common Stock shall receive in lieu thereof a cash payment from the Corporation determined by multiplying such fractional share of Common Stock by five times the arithmetic mean average closing price per share of Common Stock on the Nasdaq SmallCap Market for the five trading days immediately preceding the effective date of this Amendment, such payment to be made upon such other terms and conditions as the officers of the Corporation, in their judgment, determine to be advisable and in the best interests of the Corporation.

          Certificates representing shares combined and reclassified as provided in this Amendment are hereby canceled, and, upon presentation of the canceled certificates to the Corporation, the holders thereof shall be entitled to receive new certificates representing the shares resulting from such combination and reclassification.

          The Corporation is authorized to issue two classes of stock designated "Preferred Stock" and "Common Stock," respectively. The total number of shares of Preferred Stock authorized to be issued is 2,000,000 and each of such share shall have a par value of ten cents ($.10). The total number of shares of Common Stock authorized to be issued is 20,000,000 and each such share shall have a par value of ten cents ($.10).

          The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series or shares of Preferred Stock, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of the shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     SECOND: That thereafter, pursuant to a resolution of the Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

     THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

     FOURTH: That the Amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Max Seybold, its President, this 30th day of March 1998.


                         DELPHI INFORMATION SYSTEMS, INC.


                         By:  /s/ Max Seybold
                            -----------------------------------------
                              Name: Max Seybold

                         Title: CEO/President
                              ---------------------------------------

                             CERTIFICATE OF DESIGNATIONS

                                          of

                               SERIES C PREFERRED STOCK

                                          of

                           DELPHI INFORMATION SYSTEMS, INC.

                           (Pursuant to Section 151 of the
                  General Corporation Law of the State of Delaware)


     Delphi Information Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), DOES HEREBY CERTIFY:

     That, pursuant to authority vested in the Board of Directors of the Corporation by its Certificate of Incorporation, and pursuant to the provisions of Section 151 of the General Corporation Law, the Board of Directors of the Corporation on December 1, 1993 adopted the following resolution providing for the issuance of a series of Preferred Stock:

     RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of the Corporation (hereinafter called the "Board of Directors" or the "Board") by the Certificate of Incorporation of the Corporation, a series of Preferred Stock, par value $.10 per share (the "Preferred Stock"), of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the powers, designations, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     1.   DESIGNATION AND AMOUNT.

          The shares of such series shall he designated as "Series C Preferred Stock" (the "Series C Preferred Stock") and the number of shares constituting the Series C Preferred Stock shall be 75,000.

     2.   DIVIDENDS.

          (a) Subject to the prior preferences and other rights of any capital stock of the Corporation ranking senior to the Series C Preferred Stock, the holders of the Series C Preferred Stock shall be entitled to receive dividends only when, as, and if declared by the Board of Directors and such dividends shall be non-cumulative. No dividends (other than those payable solely in the Common Stock of the Corporation) shall be paid on any Common Stock or Series A or Series D Preferred Stock of the Corporation during any fiscal year of the Corporation unless a dividend (including the amount of any dividends paid pursuant to the above provisions of this Section 2) is paid with respect to all outstanding shares of Series C Preferred Stock in an amount for each such share of Series C Preferred Stock equal to or greater than the dividends paid on each share of Series A and Series D Preferred Stock and Common Stock. The equivalency of dividends on the Series A, Series C and Series D Preferred
Stock shall be determined by dividing the dividends paid on one share of each series by the number of shares of Common Stock into which such share could then be converted and comparing the quotients, and the equivalency of dividends on the Series C Preferred Stock and the Common Stock shall be determined by dividing the dividends paid on one share of Series C Preferred Stock by the number of shares of Common Stock into which such share could then be converted and comparing the quotient with the dividends paid on one share of Common Stock.

          (b) In the event the Corporation shall declare a distribution (other than any distribution described in Section 3) payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series C Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Series C Preferred Stock were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Series C Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

     3.   LIQUIDATION PREFERENCE.

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and subject to the prior preferences and other rights of any capital stock of the Corporation ranking senior to the Series C Preferred Stock, the holders of the Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $100.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared but unpaid dividends on such share for each share of Series C Preferred Stock then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A, B, C and D Preferred Stock shall be insufficient to permit the payment to such holders of each such series the full preferential amount to which they are respectively entitled, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A, B, C, and D Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

          (b) After payment to the holders of the Series C Preferred Stock of the amounts set forth in Section 3(a) above, and subject to the prior preferences and other rights of any capital stock of the Corporation ranking senior to the Series C Preferred Stock, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the holders of Series A, C and D Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they have the right to acquire upon conversion of the shares of Series A, C and D Preferred Stock then held by them.

          (c) For purposes of this Section 3, (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) or (ii) a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series A, C and D Preferred Stock and Common Stock to receive at the closing in cash, securities or other property (valued as provided in Section 3(d) below) amounts as specified in Sections 3(a) and 3(b) above.

          (d) Whenever the distribution provided for in this Section 3 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

     4.   VOTING RIGHTS.

          (a) Each holder of shares of the Series C Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series C Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series C Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

     5.   CONVERSION.

          The holders of the Series C Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) RIGHT TO CONVERT. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $100.00 by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the
date the certificate is surrendered for conversion.   The price at which shares
of Common Stock shall be deliverable upon conversion of shares of the Series C Preferred Stock (the "Series C Conversion Price") shall initially be an amount which is equal to 60% of the average of the closing prices of the Common
Stock in the NASDAQ National Market System, as reported by THE WALL STREET JOURNAL, for those trading days which occur within a period of 120 calendar days ending on the date preceding the date of the first issuance of Series C Preferred Stock. Such initial Series C Conversion Price shall be adjusted as hereinafter provided.

          (b) AUTOMATIC CONVERSION. Each share or Series C Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Series C Conversion Price, upon the earlier of (i) the date specified by vote or written consent or agreement of holders of at least two-thirds (2/3) of the shares of such series then outstanding, or (ii) the date all of the shares of Common Stock into which the Series C Preferred may be converted are registered with the United States Securities and Exchange Commission.

          (c)  MECHANICS OF CONVERSION.

               (i) Before any holder of Series C Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (d) ADJUSTMENTS TO SERIES C CONVERSION PRICE FOR CERTAIN DILUTING ISSUES.

               (i) SPECIAL DEFINITIONS. For purposes of this Section 5(d), the following definitions apply:

                    (1) "OPTIONS" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

                    (2) "ORIGINAL ISSUE DATE" shall mean the date on which a share of Series C Preferred Stock was first issued.

                    (3) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares (other than Common Stock and Series A, B, C or D Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                    (4) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to Section 5(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                         (A)  upon conversion of shares of Series A, B, C or D
Preferred Stock;

                         (B)  to officers, directors or employees of, or
consultants to, the Corporation pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors;

                         (C)  as a dividend or distribution on Series C
Preferred Stock;

                         (D)  for which adjustment of the Series C Conversion
Price is made pursuant to Section 5(e);

                         (E)  upon exercise of warrants to purchase 250,000
shares of Common Stock issued to The Insurance Company of North America; or

                         (F)  upon exercise of warrants to purchase 75,000
shares of Common Stock issued to Silicon Valley flank.

               (ii) NO ADJUSTMENT OF CONVERSION PRICE. Any provision herein to the contrary notwithstanding, no adjustment in the Conversion Price for Series C Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 5(d)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series C Conversion Price in effect on the date of, and immediately prior to, such issue.

               (iii) DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation at any time or from time to time after the original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                    (1) no further adjustments in the Series C Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                    (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series C Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series C Conversion Price shall affect Common Stock previously issued upon conversion of the Series C Preferred Stock);

                    (3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series C Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                         (A)  in the case of Convertible Securities or Options
for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor or was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                         (B)  in the case of Options for Convertible Securities,
only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 5(d)(v)) upon the issue of the Convertible Securities with respect to which such options were actually exercised;

                    (4) no readjustment pursuant to clause (2) or (3) above shall have the effect of increasing the Series C Conversion Price to an amount which exceeds the lower of (a) the Series C Conversion Price on the original adjustment date (prior to adjustment), or (b) the Series C Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                    (5) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series C Conversion Price shall be made until the expiration or exercise of all such options. Whereupon such adjustment shall be made in the same manner provided in clause (3) above.

               (iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation, at any time after the Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(d)(iii)) without consideration or for a consideration per share less than the Series C Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price for such Series C Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) at which such Additional Shares were sold or at which Additional Shares are issuable.

               (v) DETERMINATION OF CONSIDERATION. For purposes of this Section C.4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                    (1)  CASH AND PROPERTY.  Such consideration shall:

                         (A)  insofar as it consists of cash, be computed at the
aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                         (B)  insofar as it consists of property other than
cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                         (C)  in the event Additional Shares of Common Stock are
issued together with other shares or securities or other assets of the Corporation for consideration which covers both, the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

                    (2) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Corporation for additional shares of Common Stock deemed to have been issued pursuant to Section 5(d)(iii), relating to Options and Convertible Securities shall be determined by dividing:

                         (A)  the total amount, if any, received or receivable
by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                         (B)  the maximum number of shares of Common Stock (as
set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

          (e) ADJUSTMENTS TO CONVERSION PRICES FOR STOCK DIVIDENDS AND FOR COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. In the event that the Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series C Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

          (f) ADJUSTMENTS FOR RECLASSIFICATION AND REORGANIZATION. If the Common Stock issuable upon conversion of the Series C Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 5(e) above or a merger or other reorganization referred to in Section 3(c) above), the Series C Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series C Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series C Preferred Stock immediately before that change.

          (g) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock against impairment.

          (h) CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series C Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of the holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series C Conversion
Price in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series C Preferred Stock.

          (i) NOTICES OF RECORD DATE. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus (ii) to offer for subscription pro rata to the holders of the class or series of its stock any additional shares of stock of any class or series or other rights;
(iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series C Preferred Stock:

               (i) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

               (ii) in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

          (j) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series C Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer request by any holder in connection with any such conversion.

          (k) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

          (l) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share or shares of Series C Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series C Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined by reference to the stock price quoted in THE WALL STREET JOURNAL or as reported on NASDAQ for the day immediately prior to such conversion).

          (m) NOTICES. Any notice required by the provisions of this Section 5 to be given to the holders of shares of Series C Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

     6.   RESTRICTIONS AND LIMITATIONS.

          (a) So long as any shares of Series C Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of at least sixty-six and two-thirds (66-2/3) of the then outstanding shares of the Series C Preferred Stock, voting as a single class:

               (i) Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any share or shares of Series C Preferred Stock otherwise than by conversion in accordance with Section 5 hereof;

               (ii) Redeem, purchase or otherwise acquire (or pay into or set aside for sinking fund for such purpose) any of the Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost or at cost plus interest at a rate not to exceed nine percent (19%) per annum upon the occurrence of certain events, such as the termination of employment, provided further, however, that the total amount applied to the repurchase of shares of Common Stock shall not exceed $100,000 during any twelve (12) month period;

               (iii) Authorize or issue, or obligate itself to issue, any other equity security (including any security convertible into or exercisable for any equity security) senior to or on a parity with the Series C Preferred Stock as to voting rights, conversion rights (including antidilution), dividend rights, redemption rights, or liquidation preferences; provided however, that this restriction shall not apply to equity securities issued in connection with the company's acquisition of eighty percent (88%) or more of the shares or assets of another corporation and which have been approved by the Company's Board of Directors.

               (iv) Effect any sale, lease, assignment, transfer, or other conveyance of all or substantially all of the assets of the Corporation or any of its subsidiaries, or any consolidation or merger involving the Corporation or any of its subsidiaries, or any reclassification or other change of any stock, or any recapitalization of the Corporation if such action is substantially prejudicial to the holders of Series C Preferred Stock;

          (b) The Corporation shall not amend its Certificate of Incorporation or Bylaws without the approval, by vote or written consent, by the holders of 66-2/3% of the Series C Preferred Stock if such amendment would change any of the rights, preferences or privileges provided for herein for the benefit of any shares of Series C Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its Certificate of Incorporation or Bylaws without the approval of the holders of 66-2/3% of the Series C Preferred Stock if such amendment would:

               (i) Reduce the dividend rates on the Series C Preferred Stock provided for herein, or if cumulative, make such dividends noncumulative, or defer the date from which dividends will accrue, or cancel accrued and unpaid dividends, or change the relative seniority rights of the holders of the Series C Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation;

               (ii) Reduce the amount payable to the holders of the Series C Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of the Series C Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Corporation;

               (iii) Make the Series C Preferred Stock redeemable at the option of the Corporation; or

               (iv) Cancel or modify the Conversion Rights of the Series C Preferred Stock provided for in Section 5 hereof.

     7.   NO REISSUANCE OF SERIES C PREFERRED STOCK.

          No share or shares of Series C Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

     IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its President and attested by its Secretary as of this 13th day of December, 1993.

                                      /s/ David J. Torrence
                                      ----------------------------
                                      David J. Torrence
                                      President

   Attest:


   /s/ Daniel F. Dunne
   --------------------------------
   Daniel F. Dunne
   Secretary

                         AMENDED CERTIFICATE OF DESIGNATIONS

                                          of

                               SERIES D PREFERRED STOCK

                                          of

                           DELPHI INFORMATION SYSTEMS, INC.

                           (pursuant to Section 151 of the
                  General Corporation Law of the State of Delaware)


     Delphi Information Systems, Inc. a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), DOES HEREBY CERTIFY:

          That, no shares of the Corporation's Series D Preferred Stock, par value $.10 per share (the "Series D Preferred Stock"), have been issued; and

          That, pursuant to authority vested in the Board of Directors of the Corporation by its Certificate of Incorporation, and pursuant to the provisions of Section 151 of the General Corporation Law, the Board of Directors of the Corporation on May __, 1994 adopted the following resolution providing for the Amended Certificate of Designations of Series D Preferred Stock:

          RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of the Corporation (hereinafter called the "Board of Directors" or the "Board") by the Certificate of Incorporation of the Corporation, the Corporation's Certificate of Designations of Series D Preferred Stock, par value $.10 per share (the "Series D Preferred Stock"), of the Corporation be, and it hereby is, amended and restated to read as follows:

          1.   DESIGNATION AND AMOUNT.

               The shares of such series shall be designated as Series D Preferred Stock (the "Series D Preferred Stock") and the number of shares constituting the Series D Preferred Stock shall be 16,577.

          2.   DIVIDENDS.

               (a) Subject to the prior preferences and other rights of any capital stock of the Corporation ranking senior to the Series D Preferred Stock, the holders of the Series D Preferred Stock shall be entitled to receive dividends only when, as, and if declared by the Board of Directors and such dividends shall be noncumulative. No dividends (other than those payable solely in the Common Stock of the Corporation) shall be paid on any Common Stock of the Corporation during any fiscal year of the Corporation unless a dividend (including the amount of any dividends paid pursuant to the above provisions of this Section 2) is paid with respect to all outstanding shares of Series D Preferred Stock in an amount for each such share of Series D Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series
D Preferred Stock could then be converted.

               (b) In the event the Corporation shall declare a distribution (other than any distribution described in Section 3) payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of Indebtedness, then, in each such case the holders of the Series D Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Series D Preferred Stock were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Series D Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

     3.   LIQUIDATION PREFERENCE.

          (a) In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, and subject to the prior preferences and other rights of any senior class of preferred stock of the Corporation which the Board of Directors may designate or authorize from time to time ("Senior Preferred Stock"), if any, (i) the holders of the Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any junior class of preferred stock which the Board may designate or authorize from time to time that is to be junior in liquidation to any of the Series D Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, any Senior Preferred Stock or any Parity Preferred Stock (as defined below) ("Junior Preferred Stock"), if any, or to holders of Common Stock, by reason of their ownership thereof, the amount of $226.20 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared but unpaid dividends on such share for each share of Series D Preferred Stock then held by them; (ii) the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to holders of Junior Preferred Stock, if any, or to holders of Common Stock, by reason of their ownership thereof, the amount of $84.745 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared but unpaid dividends on such share for each share of Series B Preferred Stock then held by them; (iii) the holders of the Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to holders of Junior Preferred Stock, if any, or to holders of Common Stock, by reason of their ownership thereof, the amount of $100.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared but unpaid dividends on such share for each share of Series C Preferred Stock then held by them; and
(iv) the holders of any other class or series of preferred stock which the Board may designate or authorize from time to time that is to rank on parity in liquidation with the Series D Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock ("Parity Preferred Stock"), if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to holders of Junior Preferred Stock, if any, or to holders of Common Stock, by reason of their ownership thereof, the amount per share specified in the certificate of designations of such Parity Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared but unpaid dividends on such share for each share of Parity Preferred Stock then held by them. If upon the occurrence of such event and after distributions to holders of Senior Preferred Stock, if any, in accordance with the terms set forth in the instrument or instruments designating or authorizing Senior Preferred Stock, if any, the assets and funds thus distributed among the holders of the Series B, C and D Preferred Stock and Parity Preferred Stock, if any, shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B, C and D Preferred Stock and Parity Preferred Stock, if any, in proportion to the preferential amount each such holder is otherwise entitled to receive.

          (b) After payment to the holders of Series B, C and D Preferred Stock and Parity Preferred Stock, if any, of the amounts set forth in Section 3(a) above, holders of Junior Preferred Stock, if any, shall receive such amounts as they are entitled to receive as set forth in the instrument or instruments designating such Junior Preferred Stock.

          (c) After payment to the holders of Senior Preferred Stock, if any, and Series B, C and D Preferred Stock and Parity Preferred Stock, if any, and the holders of Junior Preferred Stock of the amounts set forth in Section 3(a) and (b) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Senior Preferred Stock, if any, (if so provided in the instrument or instruments designating or authorizing such Senior Preferred Stock), the holders of Series C and D Preferred Stock and Parity Preferred Stock, if any, (if so provided in the instrument or instruments designating such Parity Preferred Stock) in proportion to the shares of Common Stock which they have the right to acquire upon conversion of the shares of Series C and D Preferred Stock and Parity Preferred Stock, if any, then held by them, holders of Junior Preferred Stock, if any, (if so provided in the instrument or instruments designating such Junior Preferred Stock) and the holders of Common Stock in proportion to the shares of Common Stock then held by such holders.

          (d) For purposes of this Section 3, (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) or (ii) a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle holders of Senior Preferred Stock, if any, holders of Series B, C and D Preferred Stock and Parity Preferred Stock, if any, holders of Junior Preferred Stock, (if so provided in the instrument or instruments designating such Parity Preferred Stock) and holders of Common Stock to receive at the closing in cash, securities or other property (valued as provided in Section 3(e) below) amounts as specified in Sections 3(a) and 3(b) above.

          (e) Whenever the distribution provided for in this Section 3 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

     4.   VOTING RIGHTS.

          Each holder of shares of the Series D Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series D Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series D Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

     5.   CONVERSION.

          The holders of the Series D Preferred Stock shall have conversion rights as follows (the "Conversion Rights");

          (a) RIGHT TO CONVERT. Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $226.20 by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series D Preferred Stock (the "Series D Conversion Price") shall initially be $2.00 per share of Common Stock. Such initial Series D Conversion Price shall be adjusted as hereinafter provided.

          (b) AUTOMATIC CONVERSION. Each share of Series D Preferred stock shall automatically be converted into shares of Common Stock at the then effective Series D Conversion Price, upon the earlier of (i) the date specified by vote or written consent or agreement of holders of at least two-thirds (2/3) of the shares of such series then outstanding, or (ii) the date all of the shares of Common Stock into which the Series D Preferred may be converted are registered with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

          (c) MECHANICS OF CONVERSION. Before any holder of Series D Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series D Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (d) ADJUSTMENTS TO SERIES D CONVERSION PRICE FOR CERTAIN DILUTING ISSUES.

               (i) SPECIAL DEFINITIONS. For purposes of this section 5(d), the following definitions apply:

                    (1) "OPTIONS" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible securities (defined below).

                    (2) "ORIGINAL ISSUE DATE" shall mean the date on which a share of Series D Preferred Stock was first issued.

                    (3) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares (other than Common Stock and Series D Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                    (4) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to Section 5(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable;

                         (A)  upon conversion of shares of Series A, B, C or D
Preferred Stock or shares of Senior Preferred Stock, Parity Preferred Stock or Junior Preferred Stock, if any;

                         (B)  to officers, directors or employees of, or
consultants to, the Corporation pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors;

                         (C)  as a dividend or distribution on Series D
Preferred Stock;

                         (D)  for which adjustment of the Series D Conversion
Price is made pursuant to Section 5(e);

                         (E)  upon exercise of warrants to purchase 250,000
shares of Common Stock issued to The Insurance Company of North America; or

                         (F)  upon exercise of warrants to purchase 75,000
shares of Common Stock issued to Silicon Valley Bank.

               (ii) NO ADJUSTMENT OF CONVERSION PRICE. Any provision herein to the contrary notwithstanding, no adjustment in the Conversion Price for Series D Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to section 5(d)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price for such series of Preferred Stock in effect on the date of, and immediately prior to, such issue.

               (iii) DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                    (1) no further adjustments in the Series D Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                    (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number or shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series D Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series D Conversion Price shall affect Common Stock previously issued upon conversion of the Series D Preferred Stock);

                    (3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series D conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                         (A)  in the case of Convertible Securities or Options
for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue for all such Convertible Securities which were actually converted or exchanged plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                         (B)  in the case of Options for Convertible Securities,
only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of such options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 5(d)(v) upon the issue of the Convertible Securities with respect to which such options were actually exercised;

               (4) no readjustment pursuant to clause (2) or (3) above shall have the affect of increasing the Series D Conversion Price to an amount which exceeds the lower of (a) the Series D Conversion Price on the original adjustment date (prior to adjustment), or (b) the Series D Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

               (5) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series D Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above.

                    (iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event this Corporation, at any time after the Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(d)(iii)) without consideration or for a consideration per share less than the Conversion Price with respect to the Series D Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price for such Series D Preferred Stock shall be reduced, concurrently with such issuer to a price (calculated to the nearest cent) at which such Additional Shares were sold or at which Additional Shares are issuable.

                    (v) DETERMINATION OF CONSIDERATION. For purposes of this Section C.4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                         (1)  CASH AND PROPERTY.  Such consideration shall:

                              (A)  insofar as it consists of cash, be computed
at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                              (B)  insofar as it consists of property other than
cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                              (C)  in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

                    (2) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Corporation for additional shares of Common Stock deemed to have been issued pursuant to Section 5(d)(iii), relating to Options and Convertible Securities shall be determined by dividing:

                         (A)  the total amount, if any, received or receivable
by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                         (B)  the maximum number of shares of Common Stock (as
set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

               (e) ADJUSTMENTS TO CONVERSION PRICES FOR STOCK DIVIDENDS AND FOR COMBINATION OR SUBDIVISION OF COMMON STOCK. In the event that this Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price for the Series D Preferred Stock in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

               (f) ADJUSTMENTS FOR RECLASSIFICATION AND REORGANIZATION. If the Common Stock issuable upon conversion of the Series D Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 5(e) above or a merger or other reorganization referred to in Section B(c) above), the Series D Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series D Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, and number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock, that would have been subject to receipt by the holders upon conversion of the Series D Preferred Stock immediately before that change.

               (g) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series D Preferred Stock against impairment.

               (h) CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series D Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of the holder of Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for the Series D Preferred Stock at the time in affect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series D Preferred Stock.

               (i) NOTICES OF RECORD, ETC. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus (ii) to offer for subscription pro rata to the holders of the class or series of its stock any additional shares of stock or any class or series or other rights
(iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up;
then, in connection with each such event, the Corporation shall send to the holders of Series D Preferred Stock;

                    (1) at least twenty (20) days prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

                    (2)  in the case of the matters referred to in (iii) and
(iv) above, at least twenty (20) days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

               (j) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer request by any holder in connection with any such conversion.

               (k) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of affecting the conversion of the shares of the Series D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series D Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this certificate.

               (l) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share or shares of Series D Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series D Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined by reference to the stock price quoted in THE WALL STREET JOURNAL or as reported on NASDAQ for the day immediately prior to such conversion).

                    (m)  NOTICES.  Any notice required by the provisions of this
Section 5 to be given to the holders of shares of Series D Preferred Stock shall be deemed given it deposited, in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

     6.   RESTRICTIONS AND LIMITATIONS.

          (a) So long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of at least sixty-six and two-thirds (66-2/3) of the then outstanding shares of the Series D Preferred Stock, voting as a single class:

               (i) Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any share or shares of Series D Preferred Stock otherwise than by conversion in accordance with
Section 5 hereof;

               (ii) Redeem, purchase or otherwise acquire (or pay into or set aside for sinking fund for such purpose) any of the Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost plus interest at a rate not to exceed nine percent (9%) per annum upon the occurrence of certain events, such as the termination of employment, provided further, however, that the total amount applied to the repurchase of shares of Common Stock shall not exceed $100,000 during any twelve (12) month period;

               (iii) Authorize or issue, or obligate itself to issue, any other equity security (including any security convertible into or exercisable for any equity security) senior to or on a parity with the Series D Preferred Stock (including any Senior Preferred Stock or Parity Preferred Stock) as to voting rights, conversion rights (including antidilution), dividend rights, redemption rights, or liquidation preferences; provided however, that this restriction shall not apply to equity securities issued in connection with the Corporation's acquisition of eighty percent (80%) or more of the shares or assets of another corporation and which have been approved by the Corporation's Board of Directors; or

               (iv) Effect any sale, lease, assignment, transfer, or other conveyance of all or substantially all of the assets of the Corporation or any of its subsidiaries, or any consolidation or merger involving the Corporation or any of its subsidiaries, or any reclassification or other change of any stock, or any recapitalization of the Corporation if such action is substantially prejudicial to the holders of Series D Preferred Stock.

          (b) The Corporation shall not amend its Certificate of Incorporation or Bylaws without the approval, by vote or written consent, by the holders of 66-2/3 of the Series D Preferred Stock if such amendment would change any of the rights, preferences or privileges provided for herein for the benefit of any shares of Series D Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its Certificate of Incorporation or Bylaws without the approval of the holders of 66-2/3 of the Series D Preferred Stock if such amendment would;

               (i) Reduce the dividend rates on the Series D Preferred Stock provided for herein, or if cumulative, make such dividends noncumulative, or defer the date from which dividends will accrue, or cancel accrued and unpaid dividends, or change the relative seniority rights of the holders of the Series D Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation;

               (ii) Reduce the amount payable to the holders of the Series D Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of the Series D Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Corporation;

               (iii) Make the Series A Preferred Stock redeemable at the option of the Corporation; or

               (iv) Cancel or modify the Conversion Rights of the Series D Preferred Stock provided for in Section 3 hereof.

     7.   NO REISSUANCE OF SERIES D PREFERRED STOCK.

          No share or shares of Series D Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares will be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

     IN WITNESS WHEREOF, this Amended Certificate of Designation is executed on behalf of the Corporation by its President and attested by its Secretary as of this 20th day of May, 1994.



                               /s/ David J. Torrence
                               ----------------------------------
                               David J. Torrence
                               President


   Attest:

   /s/ Daniel F. Dunne
   -------------------------------------
   Daniel F. Dunne
   Secretary

                               CERTIFICATE OF AMENDMENT
                                          OF
                             CERTIFICATE OF INCORPORATION

     DELPHI INFORMATION SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     First: That, at a meeting of the board of directors of DELPHI INFORMATION SYSTEMS, INC., resolutions were duly adopted setting forth a proposed amendment to the certificate of incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          Resolved, that Article IV of the Certificate of Incorporation of this corporation be amended in its entirety to read as follows:

                    The Corporation is authorized to issue two classes
               of stock designated "Preferred Stock" and "Common Stock" respectively. The total number of shares of Preferred Stock authorized to be issued is two million (2,000,000) and each such share shall have a par value of ten cents ($.10). The total number of shares of Common Stock authorized to be issued is fifty million (50,000,000) and each such share shall have a par value of ten cents ($.10).

               The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of the shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     Second: That thereafter, pursuant to resolution of its board of directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     In witness whereof, said corporation has caused this certificate to be signed by M. Denis Connaghan, its President and Chief Executive Officer, and John R. Sprieser, its Senior Vice President-Finance and Secretary, this 17th day of March 1995.


                         DELPHI INFORMATION SYSTEMS, INC.



                         By: /s/ M. Denis Connaghan
                         ----------------------------------------
                         M. Denis Connaghan
                         President and Chief
                         Executive Officer


ATTEST:

By: /s/ John R. Sprieser
--------------------------------------
John R. Sprieser
Senior Vice President-Finance
and Secretary

                                    CERTIFICATE OF

                                 OWNERSHIP AND MERGER

                                       MERGING

                                   COMPUSULT, INC.
                              CONTINENTAL SYSTEMS, INC.
                            DELPHI ACQUISITION CORPORATION
                                INSURNET, INCORPORATED
                       MS INTERNATIONAL ACQUISITION CORPORATION
                                    REDSHAW, INC.
                                         AND
                           SPECIALTY PROGRAM SERVICES, INC.

                                         INTO

                           DELPHI INFORMATION SYSTEMS, INC.


     Pursuant to Section 253 of the Delaware General Corporation Law, Delphi Information Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Corporation was incorporated on August 22, 1983, pursuant to the laws of the State of Delaware.

     SECOND: That the Corporation owns all of the outstanding shares of the stock of Compusult, Inc., a corporation incorporated on October 26, 1989, pursuant to the laws of the State of Arizona; Continental Systems, Inc., a corporation incorporated on October 22,1980, pursuant to the laws of the State of Michigan; Delphi Acquisition Corporation, a corporation incorporated on July 30, 1985, pursuant to the laws of the State of California; Insurnet, Incorporated, a corporation incorporated on October 1, 1980, pursuant to the laws of the State of Delaware; MS International Acquisition Corporation, a corporation incorporated on November 15, 1993, pursuant to the laws of the State of Delaware; Redshaw, Inc., a corporation incorporated on November 12, 1963, pursuant to the laws of the Commonwealth of Pennsylvania; and Specialty Program Services, Inc., a corporation incorporated on October 4, 1984, pursuant to the laws of the State of Michigan (collectively, the "Subsidiaries").

     THIRD: That, pursuant to the following resolution, which was duly adopted by the Board of Directors of the Corporation in accordance with the By-laws of the Corporation and the laws of the State of Delaware on June 12, 1995, the Corporation determined to merge into itself, and did so merge into itself, the
Subsidiaries:

          BE IT HEREBY RESOLVED by the Board of Directors of Delphi Information Systems, Inc., a Delaware corporation (the

          'Corporation'), that Compusult, Inc., an Arizona corporation; Continental Systems, Inc., a Michigan corporation; Delphi Acquisition Corporation, a California corporation; Insurnet, Incorporated, a Delaware corporation; MS International Acquisition Corporation, a Delaware corporation; Redshaw, Inc., a Pennsylvania corporation; and Specialty Program Services, Inc., a Michigan corporation, be merged with and into the Corporation pursuant to the following Plan of Merger, which is hereby adopted by the Board of Directors of the Corporation:

               '1. This Plan of Merger provides for the merger (the Merger) of the following wholly- owned subsidiaries (the Subsidiaries) of Delphi Information Systems, Inc., a Delaware corporation (the Corporation), with and into the Corporation, which shall be the surviving corporation of the
          Merger:

          Compusult, Inc., an Arizona corporation Continental Systems, Inc., a Michigan corporation Delphi Acquisition Corporation, a California corporation Insurnet, Incorporated, a Delaware corporation MS International Acquisition Corporation, a Delaware corporation Redshaw, Inc., a Pennsylvania corporation Specialty Program Services, Inc., a Michigan corporation

               2. The outstanding capital stock of each of the Subsidiaries is as follows:

          COMPUSULT, INC. The outstanding capital stock of Compusult, Inc. consists of 3,000 shares of common stock, all of which are owned by the Corporation.

          CONTINENTAL SYSTEMS, INC. The outstanding capital stock of Continental Systems, Inc. consists of 250 shares of common stock, all of which are owned by the Corporation.

          DELPHI ACQUISITION CORPORATION.   The outstanding capital
          stock of Delphi Acquisition Corporation consists of 1,000 shares of common stock, all of which are owned by the Corporation.

          INSURNET, INCORPORATED. The outstanding capital stock of Insurnet, Incorporated consists of 8,000 shares of common stock and 8,000 shares of preferred stock, all of which are owned by the Corporation.

          MS INTERNATIONAL ACQUISITION CORPORATION. The outstanding capital stock of MS International Acquisition Corporation consists of 1,000 shares of common stock, all of which are owned by the Corporation.

          REDSHAW, INC. The outstanding capital stock of Redshaw, Inc. consists of 1,000 shares of common stock, all of which are owned by the Corporation.

          SPECIALTY PROGRAM SERVICES, INC. The outstanding capital stock of Specialty Program Services, Inc. consists of 1,000 shares of common stock, all of which are owned by the Corporation.

               3. Pursuant to the Merger, all of the outstanding shares of capital stock and other securities of each of the Subsidiaries, all of which are owned by the Corporation, shall be extinguished and each of the Subsidiaries shall cease to exist.

               4. The Certificate of Incorporation and By-laws of the Corporation (as in effect immediately prior to the date specified in paragraph 6 hereof), and the directors and officers of the Corporation immediately prior to the date specified in paragraph 6 hereof, shall be unchanged by the Merger.

               5. This Plan of Merger may be amended or abandoned by the Board of Directors of the Corporation at any time prior to the filing of Articles of Merger with the Corporation Commission of the State of Arizona, a Certificate of Ownership and Merger with the Secretary of State of the State of California, a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, a Certificate of Merger with the Department of Commerce of the State of Michigan, or Articles of Merger with the Department of State of the Commonwealth of Pennsylvania.

               6.   The Merger shall become effective on June 30,
          1995.'

     FOURTH: The Merger shall become effective on the date specified in paragraph 6 of the Plan of Merger set forth above.

     FIFTH: Anything herein or elsewhere to the contrary notwithstanding, the Plan of Merger may be amended or terminated and abandoned by the Board of Directors of the Corporation at any time prior to the date of filing of this Certificate of Ownership and Merger with the Secretary of State.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be signed by M. Denis Connaghan, its President and Chief Executive Officer, and attested by John R. Sprieser, its Secretary, this 12th day of June 1995.


                         DELPHI INFORMATION SYSTEMS, INC.



                         By: /s/ M. Denis Connaghan
                         --------------------------------------------
                         M. Denis Connaghan
                         President and Chief Executive
                         Officer


ATTEST:


By: /s/ John R. Sprieser
---------------------------------------
John R. Sprieser
Secretary

                             CERTIFICATE OF DESIGNATIONS

                                          of

                               SERIES E PREFERRED STOCK

                                          of

                           DELPHI INFORMATION SYSTEMS, INC


                           (Pursuant to Section 151 of the
                  General Corporation Law of the State of Delaware)



     Delphi Information Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"),

     DOES HEREBY CERTIFY: That, pursuant to authority vested in the Board of Directors of the Corporation by its Certificate of Incorporation, and pursuant to the provisions of Section 151 of the General Corporation Law, the Board of Directors of the Corporation on December 29, 1993 adopted the following resolution providing for the issuance of a series of preferred
Stock:

               RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of the Corporation (hereinafter called the "Board of Directors" or the "Board") by the Certificate of Incorporation of the Corporation, a series of Preferred Stock, par value $.10 per share (the "Preferred Stock"), of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the powers, designations, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     1.   DESIGNATION AND AMOUNT.

     The shares of such series shall be designated as "Series E Preferred Stock" (the "Series E Preferred Stock") and the number of shares constituting the Series E Preferred Stock shall be 67,851. The Series E Preferred Stock shall be junior to the Corporation's Series A Preferred Stock (the "Series A Preferred Stock"), the Corporation's Series B Preferred Stock (the "Series B Preferred Stock"), the Corporation's Series C Preferred Stock (the "Series C Preferred Stock") and the Corporation's Series D Preferred Stock (the "Series D Preferred Stock") in all respects.

     2.   DIVIDENDS.

     (a) In the event of the exercise of the Conversion Rights (as defined in Section 5 below), or any liquidation, dissolution or winding up of the Corporation (within the meaning of Section 3 below), or redemption of the Series E Preferred Stock pursuant to Section 6 (each a "Dividend Event"), subject to the prior preferences and other rights of any capital stock of the Corporation ranking senior to the Series E Preferred Stock with respect to dividends, the holders of the Series E Preferred Stock shall he entitled to receive an annual dividend, in an amount per share (as adjusted proportionately for stock dividends, stock splits, combinations and similar corporate events) equal to $5.085 (the "Annual Dividend Amount'), on a cumulative basis for the period from the original issuance of the Series E Preferred Stock to the Dividend Event (pro rated for any partial year), payable in shares of Common Stock, par value $.10 (the "Common Stock") of the Corporation.

     Such dividends on the Series E Preferred Stock shall be cumulative and shall rank prior to the Common Stock and any other shares of the capital stock of the Corporation that are junior to the Series E Preferred Stock so that if such dividends in respect of any previous or current annual dividend period shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the Common Stock. The number of shares of Common Stock payable shall be determined by dividing the aggregate accrued but unpaid Annual Dividend Amounts by the average of the daily closing price per share of Common Stock, as reported on the NASDAQ National Market system, for the 30 trading days immediately prior to the Dividend Event and then multiplying that quotient by the number of shares of Series E Preferred Stock outstanding as of the date of the Dividend Event. If the total number of shares of Common Stock payable as a dividend to any holder of Series E Preferred Stock shall include a fraction, such number shall be rounded downward to the nearest whole share and the fraction shall be settled in cash. In the event that a dividend is paid at any time on the Common Stock, a like dividend shall be accrued on the shares of Common Stock that, upon the occurrence of a Dividend Event, shall be or become payable as a dividend pursuant to this Section 2(a), which amount shall be paid when such Common Stock is or becomes payable as a dividend.

          (b) No dividends (other than those payable solely in the Common Stock of the Corporation) shall be paid on any Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or any other capital stock of the Corporation during any fiscal year of the Corporation unless a dividend (including the amount of any dividends paid currently pursuant to the provisions of Section 2(a)) is paid with respect to all outstanding shares of Series E Preferred Stock in an amount for each such share of Series E Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series E Preferred Stock could then be converted (or, if such payment date is prior to June 30, 1996 for all shares of Common Stock into which each share of Series E Preferred Stock would be convertible on such later date).

          (c) In the event the Corporation shall declare a distribution (other than any distribution described in Section 3) payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series E Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Series E Preferred Stock were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Series E Preferred Stock are convertible (inclusive of Common Stock payable as a dividend) as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution (or, if such record date is prior to June 30, 1996, for all shares of Common Stock into which each share of Series E Preferred Stock would be convertible on such later date).

     3.   LIQUIDATION PREFERENCE.

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and subject to the prior preferences and other rights of any capital stock of the Corporation ranking senior to the Series E Preferred Stock, the holders of the Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Corporation to the holders of the Common Stock or any other Series or class of stock which is junior to the Series E Preferred Stock by reason of their ownership thereof, the amount of $84.745 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus (i) the Annual Dividend Amounts then accrued (payable in shares of Common Stock pursuant to Section 2(a) hereof), and (ii) any other declared but unpaid dividends on such shares for each share of Series E Preferred Stock then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock shall be insufficient to permit the payment to such holders of Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of the preferential amount due to them and to such holders of Series E Preferred Stock of the full aforesaid preferential amount due to them, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive; after payment to the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock of the preferential amount due to them, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series E Preferred Stock.

          (b) After payment to the holders of the Series E Preferred Stock of the amounts set forth in Section 3(a) above, and subject to the prior preferences and other rights of any capital stock of the Corporation ranking senior to the Series E Preferred Stock, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall he distributed among the holders of (i) the Common Stock, (ii) any other Series or class of stock which is junior to the Series E Preferred Stock, and (iii) the Series A Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock in accordance with the respective terms and provisions thereof.

          (c) For purposes of this Section 3, (i) any acquisition of the Corporation by means of merger or consolidation with or into another corporation or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for cash, securities or other consideration issued, or caused to be issued, by the acquiring corporation or its parent or subsidiary and (ii) any sale of all or substantially all of the assets of the Corporation, shall, at the option of the holders of the Series E Preferred Stock, be treated as a liquidation, dissolution or winding up of the Corporation and each holder of Series E Preferred Stock shall have the right to exercise the Conversion Rights prior to any such event as provided in Section 5(a);

          (d) Whenever the distribution provided for in this Section 3 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

     4.   VOTING RIGHTS:  RESTRICTIONS AND LIMITATIONS.

          (a) The holders of Series E Preferred Stock shall have no voting rights, except for those matters on which a vote of the holders of Series E Preferred Stock is required by law and except as set out below.

          (b) Without limiting the rights of the holders of Series E Preferred Stock to vote as a class, as required by law, the Corporation shall not, without first obtaining the approval of holders of greater than sixty-six and two-thirds percent (66 2/3%) of such shares of Series E Preferred Stock outstanding:

          (i) amend or repeal any provision of, add any provision to, or take any corporation action otherwise altering the Corporation's Certificate of Incorporation or Bylaws which would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the holders of Series E Preferred Stock so as to affect such holders adversely;

          (ii) reclassify any Common Stock or any other Series or class of stock which is junior to the Series E Preferred Stock into shares having any preference or priority as to dividends or assets superior to or on a parity with the Series E Preferred Stock;

          (iii) apply any of its assets to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of Common Stock or any other Series or class of stock which is junior to the Series E Preferred Stock, except upon conversion of any convertible security in accordance with its terms or repurchases from employees of the Corporation upon termination of employment or pursuant to the Corporation's rights of first refusal; or

          (iv) increase the number of shares of Series E Preferred Stock beyond those authorized by this Certificate of Designations or issue any shares of Series E Preferred Stock to any person other than pursuant to the Agreement for Purchase and Sale of Stock dated as of December 30, 1993 among the Corporation, The Continental Corporation, Pacific Insurance Company and Instrument, Incorporated (a copy of which is on file at the offices of the Corporation); or

          (v) issue any shares of any capital stock having any preference or priority as to dividends or assets superior to or on a parity with the Series E Preferred Stock (other than the issuance of up to 16,577 shares of Series D Preferred Stock in exchange, on a share for share basis, for the outstanding Series A Preferred Stock, which shares of Series A Preferred Stock will then be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue and other than up to 75,000 shares of Series C Preferred Stock) or amend the existing terms of any outstanding preferred stock so as to add any terms having such a preference or priority.

     5.   CONVERSION.

     The holders of the Series E Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) RIGHT TO CONVERT. Each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after June 30, 1996, or at any time upon any liquidation, dissolution or winding up of the Corporation within the meaning of Section 3 above, or upon the occurrence of any of the events specified in Section 3(c) above, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (L) $84.745, plus (1) an amount equal to the Annual Dividend Amounts then accrued and unpaid thereon which are payable in shares of Common Stock pursuant to Section 2(a) hereof, and (2) any other declared but unpaid dividends on such shares by (M) the Series E Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion pursuant to this Section 5(a) or automatically converted pursuant to
Section 5(b), as the case may be.The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series E Preferred Stock (the "Series E Conversion Price") shall be based upon the average of the daily closing price per share, as reported on the NASDAQ National Market System, for the thirty (30) trading days immediately prior to the date the certificate is surrendered for conversion; PROVIDED, HOWEVER, the maximum number of shares of Common Stock into which each share of Series E Preferred Stock may be converted at any time (the "Maximum Conversion Rate") is (P) $84.745 plus (1) an amount equal to the Annual Dividend Amounts then accrued and unpaid thereon which are payable in shares of Common Stock pursuant to Section 2(a) hereof, and (2) any other declared but unpaid dividends on such shares divided by (Q) the Maximum Conversion Rate Trigger Price, determined as hereinafter provided, on the date the certificate is surrendered for conversion pursuant to this Section 5(a) or automatically converted pursuant to Section 5(b), as the case may be; FURTHER PROVIDED, that the minimum number of shares of Common Stock into which each share of Series E Preferred Stock may be converted at any time (the "Minimum Conversion Rate") is (s) $84.745 plus (1) an amount equal to the Annual Dividend Amounts then accrued and unpaid thereon which are payable in shares of Common Stock pursuant to Section 2(a) hereof, and (2) any other declared but unpaid dividends on such shares divided by (r) the Minimum Conversion Rate Trigger Price, as determined as hereinafter provided, on the date the certificate is surrendered for conversion pursuant to this Section 5(a) or automatically converted pursuant to Section 5(b), as the case may be. The "Maximum
Conversion Rate Trigger Price," as used herein, shall initially be $4.00, and shall be subject to adjustment as hereinafter provided. The "Minimum
Conversion Rate Trigger Price," as used herein, shall initially be $8.00, and shall be subject to adjustment as hereinafter provided.

          (b) AUTOMATIC CONVERSION.Each share of Series E Preferred Stock, if not theretofore converted, shall automatically be converted on December 30, 1998 (the "Automatic Conversion Date") into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (X) $84.745 plus (1) an amount equal to the Annual Dividend Amounts then accrued and unpaid thereon which are payable in shares of Common Stock pursuant to Section 2(a) hereof, and (2) any other declared but unpaid dividends on such shares by (Y) the average of the daily closing price per share, as reported on the NASDAQ National Market System, for the thirty (30) trading days immediately prior to the Automatic Conversion Date, but not in excess of the Maximum Conversion Rate and not below the Minimum Conversion Rate.

          (c) MECHANICS OF CONVERSION. In the case of any conversion pursuant to Section 5(a) hereof, before any holder of Series E Preferred Stock shall he entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. In the case of a conversion Pursuant to Section 5(b) hereof, the certificate for the shares of Common Stock to be issued shall be registered in the name of the holder or in such other name or names as the holder otherwise notifies the Corporation.The Corporation shall, as soon as practicable after any conversion, issue and deliver at such office to such holder of Series E Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and in payment of any dividends payable in Common Stock, together with any other dividends to which such holder shall be entitled.Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series E Preferred Stock to be converted, in the case of a conversion pursuant to Section 5(a) hereof, and on the Automatic Conversion Date, in the case of a conversion pursuant to
Section 5(b) hereof, and the person or persons entitled to receive the shares of Common Stock issuable upon any such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (d) ADJUSTMENTS TO TRIGGER PRICES FOR STOCK DIVIDENDS: COMBINATIONS OR SUBDIVISIONS OR COMMON STOCK. In the event that the Corporation at any time or from time to time after the date on which the Series E Preferred

Stock is first issued shall declare or pay any dividend on the Common Stock (or on any other series or class of stock which is junior to the Series E Preferred Stock) payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shalt be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series E Conversion Price, the Maximum Conversion Rate Trigger Price and the Minimum Conversion Rate Trigger Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.In the event that the Corporation shall declare or pay any dividend on the Common Stock (or on any other series or class of stock which is junior to the Series E Preferred Stock) payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

     In the event the Corporation makes any adjustment to the number of shares issuable upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock and is not otherwise required by the preceding terms of this Section 5(d) to make corresponding adjustments to the Series E Conversion Price, the Maximum Conversion Rate Trigger Price and the Minimum Conversion Rate Trigger Price, then the Series E Conversion Price, the Maximum Conversion Rate Trigger Price and the Minimum Conversion Rate Trigger Price in effect immediately prior to such adjustment shall, concurrently with the effectiveness of such adjustment, be proportionately decreased or increased, as appropriate; provided. however that no such adjustment pursuant to the terms of this sentence shall reduce the Maximum Conversion Rate Trigger Price to an amount less than $3.50 and provided further that no such adjustment shall be required as a result of the issuance of the shares of Series C Preferred Stock and Series D Preferred Stock permitted by Section 4(b)(v).

          (e) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series E Preferred Stock against impairment.

          (f) CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Series E Conversion Price, the Trigger Price (and Maximum Conversion Rate and Minimum Conversion Rate) pursuant to this
Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series E Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.The Corporation shall, upon the written request at any time of a holder of Series E Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series E Conversion Price, the Maximum Conversion Rate Trigger Price, the Minimum Conversion Rate Trigger Price and Maximum Conversion Rate and Minimum Conversion Rate for the Series E Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series E Preferred Stock.

     6.   REDEMPTION

          (a) All, or any part, of the Series E Preferred Stock may be redeemed at any time after the day on which such shares are first issued, by payment in cash of $84.745 per share plus (1) an amount equal to the Annual Dividend Amounts then accrued and unpaid thereon and (2) any other declared but unpaid dividends on such shares.

          (b) The Corporation shall, not less than 30 nor more than 60 days prior to the date for the redemption of the Series E Preferred Stock (the "Redemption Date"), give written notice (the "Redemption Notice") to each holder of record of Series E Preferred Stock. The Redemption Notice shall state:

          (i) The total number of shares of Series E Preferred Stock being redeemed;

          (ii) The number of shares of Series E Preferred Stock held by the holder which the Corporation intends to redeem;

          (iii) The Redemption Date and the amount payable pursuant to Section 6(a) (the "Applicable Redemption Price"); and

          (iv) The time and manner in, and place at which, the holder is to surrender to the Corporation its certificate or certificates representing the shares of Series E Preferred Stock to be redeemed.

          (c) On or before the Redemption Date, each holder of Series E Preferred Stock to he redeemed, unless the holder has exercised its right to convert the shares to be redeemed as provided in Section 5 prior to the giving of the Redemption Notice, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Applicable Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired.

          (d) If the Redemption Notice is duly given, and if on the Redemption Date the Applicable Redemption Price is paid or made available for payment, then, notwithstanding that the certificates evidencing any of the shares of Series E Preferred Stock have not been surrendered, the dividends with respect to such shares shall cease to accrue after the Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date cease and terminate, except only for the right of the holders to receive the Applicable Redemption Price without interest upon surrender of their certificates therefor as aforesaid.

          (e) If less than all outstanding shares of Series E Preferred Stock are to be redeemed, the number or shares redeemed from each holder shall be pro rated based on the number of shares held by such holder and the number of shares then outstanding.

     7.   MISCELLANEOUS.

          (a) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series E Preferred Stock or on payment of any dividend payable in shares of Common Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer request by any holder in connection with any conversion or income taxes or taxes measured by income of a holder of Series E Preferred Stock.

          (b) RESERVATION OF STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series E Preferred Stock and to pay any dividend payable in shares of Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series E Preferred Stock and to pay any dividend payable in shares of Common Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series E Preferred Stock and to pay any dividend payable in shares of Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

          (c) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share or shares of Series E Preferred Stock or payment of any dividend payable in shares of Common Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series E Preferred Stock by a holder thereof or payable as a dividend to a holder of more than one share of Series E Preferred Stock shall be aggregated for purposes of determining whether the conversion or payment would result in the issuance of any fractional share.If, after the aforementioned aggregation, the conversion or payment would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion or payment (as determined by reference to the average of the high and low stock price quoted in THE WALL STREET JOURNAL or as reported on NASDAQ for the day immediately prior to such conversion or payment).

          (d) PARTIAL CONVERSION OR REDEMPTION.In the event some but not all of a holder's shares represented by any certificate for Series E Preferred Stock are converted or redeemed, the Corporation shall execute and deliver to such holder a certificate or certificates registered in such holder's name or such name or names as such holder directs, for the number of shares of Series E Preferred Stock which was not converted or redeemed.

          (e) NOTICES.Any notice required by the provisions of this Certificate of Designations to be given to the holders of shares of Series E Preferred Stock shall be deemed given if deposited in the United States Certified first class or express mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

          (f) NOTICES OF RECORD DATE.In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series E Preferred Stock:

          (1) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

          (2) in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

     8.   NO REISSUANCE OF PREFERRED STOCK.

     No share or shares of Series E Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

     IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its President and attested by its Secretary as of July 24, 1995.


                                 /s/ M. Denis Connaghan
                                 ------------------------------------
                                 President

Attest:

/s/ John R. Sprieser
-------------------------------
Secretary

                               CERTIFICATE OF AMENDMENT

                                          OF

                             CERTIFICATE OF INCORPORATION

     DELPHI INFORMATION SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     First: That, at a meeting of the board of directors of DELPHI INFORMATION SYSTEMS, INC., resolutions were duly adopted setting forth a proposed amendment to the certificate of incorporation of said corporation and declaring said amendment to be advisable, subject to approval by the stockholders of said corporation at the 1996 annual meeting thereof. The resolution setting forth the proposed amendment is as follows:

     Resolved, that the first paragraph of Article IV of the Certificate of Incorporation of this corporation be amended to read in its entirety as follows:

     The Corporation is authorized to issue two classes of stock designated "Preferred Stock" and "Common Stock," respectively. The total number of shares of Preferred Stock authorized to be issued is two million (2,000,000) and each such share shall have a par value of ten cents ($.10). The total number of shares of Common Stock authorized to be issued is seventy-five million (75,000,000) and each such share shall have a par value of ten cents ($.10).

     Second: That thereafter, pursuant to resolution of its board of directors, the 1996 annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of said amendment.

     Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     In witness whereof, said corporation has caused this certificate to be signed by Joseph Oddo, the Chairman of the Executive Committee of its Board of Directors, and James A. Harsch, its Senior Vice President-Finance and Secretary, this 5th day of December 1996.

                                 DELPHI INFORMATION SYSTEMS, INC.



                                 By: /s/ Joseph Oddo
                                 ------------------------------------
                                 Joseph Oddo
                                 Chairman of Executive
                                 Committee of Board of Directors

ATTEST:

By: /s/ James A. Harsch
   --------------------------------------
     James A. Harsch
     Senior Vice President-Finance
     and Secretary